SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

CALLIDUS SOFTWARE INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE (State of Incorporation or Organization)	77-0438629 (I.R.S. Employer Identification No.)

160 West Santa Clara Street, Suite 1500

San Jose, CA (Address of Principal Executive Offices)	95113 (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates:	333-109059

(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

None	None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, Par Value $0.001 Per Share

(Title of Class)

Item 1: Description of Registrant’s Securities to be Registered
Item 2: Exhibits
SIGNATURE
EXHIBIT 4.1

Item 1: Description of Registrant’s Securities to be Registered

     The description under the heading “Description of Capital Stock” relating to the Registrant’s Common Stock, $0.001 par value per share (the “Common Stock”), in the Prospectus included in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-109059 ) (the “Registration Statement on Form S-1”) filed with the Securities and Exchange Commission on September 23, 2003, as amended, is, and the description under the heading “Description of Capital Stock” relating to the Common Stock in the Registrant’s final Prospectus to be filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended shall be deemed, incorporated herein by reference.

Item 2: Exhibits

     The following exhibits have been filed with the Securities and Exchange Commission:

1.	Form of Common Stock Certificate, incorporated by reference to Exhibit 4.1 of the Registration Statement on Form S-1.

2.	Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit 3.1 of the Registration Statement on Form S-1.

3.	By-laws of the Registrant, incorporated by reference to Exhibit 3.2 of the Registration Statement on Form S-1.

4.	Amended and Restated Registration and Information Rights Agreement dated as of December 24, 2002, as amended by Amendment No. 1 dated March 24, 2003.

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SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CALLIDUS SOFTWARE INC.

By:	/s/ Ronald J. Fior
	Name:	Ronald J. Fior
	Title:	Chief Financial Officer, Vice President, Finance

Date: November 10, 2003

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EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

4.1	Amended and Restated Registration and Information Rights Agreement dated as of December 24, 2002, as amended by Amendment No. 1 dated March 24, 2003.